UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 10, 2012 (September 6, 2012)

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1040
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2012, Emerald WB LLC (the “Subsidiary”), an indirect wholly owned subsidiary of Voyager Oil & Gas, Inc. (doing business under the assumed business name Emerald Oil, Inc.) (the “Company”), entered into a definitive purchase and sale agreement (the “Agreement”) with Slawson Exploration Company, Inc., a Kansas corporation, under which the Subsidiary has agreed to acquire (the “Acquisition”) certain oil and gas leaseholds located primarily in McKenzie County, North Dakota (the “Oil and Gas Properties”), and various other related rights, interests, equipment and other assets, including the assignment and assumption of a rig drilling contract (subject to operator consent) and a well participation. The effective time for the transfer of the leases is September 1, 2012 (the “Effective Time”). The closing of the Acquisition is expected to take place early in the fourth quarter 2012, subject to the satisfaction of customary closing conditions.

The aggregate purchase price for the Acquisition is $15.6 million, subject to adjustment as described herein. The purchase price is subject to potential adjustments including, but not limited to, adjustments for certain title defects, and the Subsidiary has agreed to reimburse the seller for certain reasonable expenses incurred by the seller for permits, title and brokerage work, surface payments and other expenses directly related to the acquired leases and lands (excluding bonus and rental payments). The seller reserves certain formations in the Oil and Gas Properties and reserves an overriding royalty interest equal to three percent, which is proportionately reduced to the extent that the seller owns less than the entire leasehold and to the extent that the leases cover less than the full fee simple estate in oil, gas and other related hydrocarbons. The Subsidiary has an option to purchase, within one year following the closing date, the formations reserved to the seller for $1,800 per net leasehold acre.

The Agreement contains customary representations and warranties, covenants and indemnity obligations by the Subsidiary and the seller. The Agreement may be terminated (i) by mutual agreement of the parties; (ii) by either party if the other party has breached its representations and warranties or failed to perform its covenants and agreements or if certain other closing conditions are not satisfied, in each case as of the closing date; and (iii) in the event that the title defects adjustment asserted by the Subsidiary exceeds $700,000, either the Subsidiary or the seller may terminate the Agreement. Pursuant to the Agreement, the Subsidiary has deposited $300,000 with the seller as earnest money that will be credited to the purchase price on the completion of the Acquisition and may be forfeited under certain circumstances, including the Subsidiary’s wrongful failure to tender performance at closing.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement, attached hereto as Exhibit 2.1.

Item 7.01 Regulation FD Disclosure.

On September 10, 2012, the Company issued a press release entitled “Emerald Oil, Inc. Announces McKenzie County, North Dakota, Operated Acreage Acquisition and Reserve Report Update,” which described the Acquisition and provided additional information about the Oil & Gas Properties and about the report of the Company’s independent petroleum engineer described under Item 8.01 of this report. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information provided under this Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On September 10, 2012, Netherland, Sewell & Associates, Inc., the independent petroleum engineer of the Company, delivered to the Company an audit report evaluating the Company’s oil and natural gas properties as of June 30, 2012. A copy of the audit report is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

2.1*	Purchase and Sale Agreement, dated as of September 6, 2012, by and between Emerald WB LLC and Slawson Exploration Company, Inc.

23.1	Consent of Netherland Sewell & Associates, Inc.

99.1	Press release of Voyager Oil & Gas, Inc. (doing business under the assumed business name Emerald Oil, Inc.) entitled “Emerald Oil, Inc. Announces McKenzie County, North Dakota, Operated Acreage Acquisition and Reserve Report Update.”

99.2	Reserve Estimate Report of Netherland Sewell & Associates, Inc.

*	Schedules and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC. (Doing business under the assumed business name Emerald Oil, Inc.)

By: /s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Accounting Officer

Date: September 10, 2012

EXHIBIT INDEX

Exhibit	Exhibit Description

2.1*	Purchase and Sale Agreement, dated as of September 6, 2012, by and between Emerald WB LLC and Slawson Exploration Company, Inc.

23.1	Consent of Netherland Sewell & Associates, Inc.

99.1	Press release of Voyager Oil & Gas, Inc. (doing business under the assumed business name Emerald Oil, Inc.) entitled “Emerald Oil, Inc. Announces McKenzie County, North Dakota, Operated Acreage Acquisition and Reserve Report Update.”

99.2	Reserve Estimate Report of Netherland Sewell & Associates, Inc.

*	Schedules and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.